AMENDMENT

This Amendment (“Amendment”) to the October 1, 2017 Amended and Restated Global Custody and Fund Accounting Agreement between JPMorgan Chase Bank, N.A. (“Bank”) and J.P. Morgan Exchange-Traded Fund Trust, severally and on behalf of each of the portfolios listed therein, as amended (the “Principal Agreement”), is entered into as of July 29, 2021 (the “Effective Date”).

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which Bank was appointed to provide certain custody and fund accounting services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Schedule A of the Principal Agreement is hereby replaced in its entirety by Schedule A to this Amendment (as attached).

(B)

As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date set out above.

J.P. Morgan Exchange-Traded Fund Trust

By:	/s/ Shannon M. Gaines
Name:	Shannon M. Gaines
Title:	Assistant Treasurer

JPMorgan Chase Bank, N.A.

By:	/s/ Matthew Leisman
Name:	Matthew Leisman
Title:	Executive Director

SCHEDULE A

List of Entities Covered by the Amended and Restated Global Custody and Fund Accounting Agreement

(amended as of July 29, 2021)

Name
JPMorgan Diversified Return Global Equity ETF (to be removed after liquidation and account closure)

JPMorgan Diversified Return International Equity ETF

JPMorgan Diversified Return Emerging Markets Equity ETF

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan Diversified Alternatives ETF (to be removed after liquidation and account closure)

JPMorgan Diversified Return Europe Equity ETF (to be removed after liquidation and account closure)

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan Event Driven ETF (to be removed after liquidation and account closure)

JPMorgan High Yield Research Enhanced ETF

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan International Bond Opportunities ETF

JPMorgan Ultra-Short Income ETF

JPMorgan U.S. Dividend ETF

JPMorgan U.S. Minimum Volatility ETF

JPMorgan U.S. Momentum Factor ETF

JPMorgan U.S. Quality Factor ETF

JPMorgan U.S. Value Factor ETF

JPMorgan Long/Short ETF (to be removed after liquidation and account closure)

JPMorgan Managed Futures Strategy ETF (to be removed after liquidation and account closure)

JPMorgan USD Emerging Markets Sovereign Bond ETF

JPMorgan BetaBuilders Developed Asia ex-Japan ETF

JPMorgan BetaBuilders Canada ETF

JPMorgan BetaBuilders Europe ETF

JPMorgan BetaBuilders Japan ETF

JPMorgan BetaBuilders MSCI US REIT ETF

JPMorgan Corporate Bond Research Enhanced ETF

JPMorgan Municipal ETF

JPMorgan Ultra-Short Municipal ETF

JPMorgan U.S. Aggregate Bond ETF

JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF

JPMorgan BetaBuilders U.S. Equity ETF

JPMorgan Core Plus Bond ETF

JPMorgan BetaBuilders International Equity ETF

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF

JPMorgan Equity Premium Income ETF

JPMorgan International Growth ETF

JPMorgan Large Cap Growth ETF

JPMorgan BetaBuilders U.S. Small Cap Equity ETF

JPMorgan Carbon Transition U.S. Equity ETF

JPMorgan Short Duration Core Plus ETF

JPMorgan ActiveBuilders Emerging Markets Equity ETF

JPMorgan ActiveBuilders International Equity ETF

JPMorgan ActiveBuilders U.S. Large Cap Equity ETF

Name
JPMorgan Income ETF

JPMorgan Active Value ETF

JPMorgan Inflation Managed Bond ETF

JPMorgan International Research Enhanced Equity ETF

JPMorgan Market Expansion Enhanced Equity ETF

JPMorgan Realty Income ETF

JPMorgan Climate Change Solutions ETF